LIST OF SUBSIDIARIES	EXHIBIT 21

Subsidiary	Jurisdiction of incorporation

Allelix Neuroscience, Inc.	United States

Amsterdam Newco, Inc	United States

Auralis Limited	United Kingdom
BearTracks, Inc.	United States
Bikam Pharmaceuticals, Inc.	United States
Cinacalcet Royalty Sub LLC	United States
DuoCort Pharma AB	Sweden
Farboud Pty Ltd	Australia
FerroKin BioSciences, Inc.	United States
Fibrotech Therapeutics Pty Ltd	Australia
Foresight Biotherapeutics, Inc	United States
Jerini Holding Limited	Malta
Jerini Ophthalmic Holding GmbH	Germany

Jerini Ophthalmic, Inc	United States

Jerini Trading Limited	Malta
JPT Peptide Technologies Inc	United States
Knight Newco 1, Inc.	United States
Lotus Tissue Repair Inc	United States
Lumena Pharma UK Limited	United Kingdom
Lumena Pharmaceuticals LLC	United States

Meritage Pharma, Inc	United States

Monmouth Pharmaceuticals Limited	United Kingdom
NPS Holdings Company	Canada
NPS Pharma Argentina S.R.L	Argentina
NPS Pharma Brasil Ltda	Brazil
NPS Pharma Canada Inc.	Canada
NPS Pharma France SAS	France
NPS Pharma Germany GmbH	Germany
NPS Pharma Holdings Limited	Ireland
NPS Pharma Holdings U.S., Inc.	United States

NPS Pharma International Limited	Ireland

NPS Pharma Italy S.r.l.	Italy
NPS Pharma Japan GK	Japan
NPS Pharma Japan KK	Japan
NPS Pharma Sweden AB	Sweden
NPS Pharma Switzerland GmbH	Switzerland
NPS Pharma UK Limited	United Kingdom
NPS Pharmaceuticals, Inc.	United States
NPS Services, L.C.	United States

Parquet Courts, Inc	United States

Pharma International Insurance Designated Activity Company	Ireland

Premacure AB	Sweden
Premacure Uppsala AB	Sweden

Rare Disease Charitable Foundation	United States
Rybar Laboratories Limited	United Kingdom
SARcode Bioscience Inc.	United States
SHGT Executive Services Inc.	United States

Shire (Shanghai) Pharmaceuticals Consultancy Co., Ltd.	China

Shire 2005 Investments Limited	Cayman Islands

Shire Acquisitions Investments Ireland Limited	Ireland

Shire Acquisitions UK Limited	United Kingdom
Shire Australia Pty Limited	Australia
Shire Austria GmbH	Austria
Shire Belgium BVBA	Belgium

Shire Biopharmaceuticals Holdings	United Kingdom

Shire Biopharmaceuticals Holdings Ireland Limited	Jersey

Shire Biopharmaceuticals Ireland Limited	Ireland

Shire Brandywine LLC	United States

Shire Central & Eastern Europe GmbH	Germany

Shire Colombia S.A.S	Colombia
Shire Czech S.R.O.	Czech Republic
Shire Denmark ApS	Denmark
Shire Deutschland GmbH	Germany

Shire Deutschland Investments GmbH	Germany

Shire Development LLC	United States
Shire Europe Finance	United Kingdom
Shire Europe Limited	United Kingdom
Shire Executive Services LLC	United States
Shire Farmacêutica Brasil Ltda	Brazil
Shire Finance Limited	Cayman Islands
Shire Finland Oy	Finland
Shire France S.A.	France
Shire Global Finance	United Kingdom

Shire Hellas Pharmaceuticals Import Export and Marketing S.A.	Greece

Shire Holdings Europe B.V.	Netherlands
Shire Holdings Europe Limited	United Kingdom

Shire Holdings Europe No.2 S.à r.l.	Luxembourg

Shire Holdings Ireland	Ireland

Shire Holdings Ireland No.2 Limited	Ireland

Shire Holdings Limited	Bermuda

Shire Holdings Luxembourg S.à r.l.	Luxembourg

Shire Holdings UK Canada Limited	United Kingdom

Shire Holdings UK Limited	United Kingdom
Shire Holdings US AG	United States

Shire Human Genetic Therapies (Canada) Inc.	Canada

Shire Human Genetic Therapies AB	Sweden

Shire Human Genetic Therapies Limited	United Kingdom

Shire Human Genetic Therapies S.A.	Argentina

Shire Human Genetic Therapies Securities Corporation	United States

Shire Human Genetic Therapies UK Limited	United Kingdom

Shire Human Genetic Therapies, Inc	United States

Shire Ilac Ticaret Limited Sirketi	Turkey

Shire Incorporated	United States

Shire Intellectual Property 2 SRL	Barbados

Shire Intellectual Property Ireland Limited	Ireland

Shire Intellectual Property SRL	Barbados

Shire International Finance GmbH	Switzerland

Shire International GmbH	Switzerland

Shire International Licensing BV	Netherlands

Shire Investments & Finance (U.K.) Company	United Kingdom

Shire Invicta US Inc	United States

Shire IP Services Corporation	Canada
Shire Ireland Finance Limited	Ireland
Shire Ireland Investment Limited	Ireland

Shire Ireland Premacure Investment	Ireland

Shire Italia S.p.A.	Italy
Shire Japan KK	Japan
Shire Jersey Limited	Jersey

Shire Licensing V.O.F.	Netherlands

Shire LLC	United States

Shire Luxembourg Finance S.à r.l.	Luxembourg

Shire Luxembourg Intellectual Property No.2 S.à r.l.	Luxembourg

Shire Luxembourg Intellectual Property No.3 S.à r.l.	Luxembourg

Shire Luxembourg Intellectual Property S.à r.l.	Luxembourg

Shire Luxembourg S.à r.l.	Luxembourg
Shire New Zealand Limited	New Zealand

Shire North American Group Inc.	United States

Shire Norway AS	Norway

Shire Orphan and Rare Diseases GmbH	Switzerland

Shire Orphan Therapies GmbH	Germany
Shire Orphan Therapies LLC	United States
Shire Pharma Canada ULC	Canada

Shire Pharma Korea Yuhan Hoesa	Korea, Republic

Shire Pharmaceutical Contracts Limited	United Kingdom

Shire Pharmaceutical Development Inc	United States

Shire Pharmaceutical Development Limited	United Kingdom

Shire Pharmaceutical Holdings Ireland Limited	Ireland

Shire Pharmaceutical Investment Holdings Limited	Malta

Shire Pharmaceutical Investment Limited	Malta

Shire Pharmaceutical Investment Trading Ireland	Ireland

Shire Pharmaceutical Investments 2008	Ireland

Shire Pharmaceuticals Finance Ireland Unlimited Company	Ireland

Shire Pharmaceuticals Group	United Kingdom

Shire Pharmaceuticals Iberica S.L.	Spain

Shire Pharmaceuticals International	Ireland

Shire Pharmaceuticals International Finance S.à r.l.	Luxembourg

Shire Pharmaceuticals Investments (British Virgin Islands) Limited	Virgin Islands, British

Shire Pharmaceuticals Investments 2007	Ireland

Shire Pharmaceuticals Ireland Limited	Ireland

Shire Pharmaceuticals Limited	United Kingdom
Shire Pharmaceuticals LLC	United States

Shire Pharmaceuticals Mexico SA de CV	Mexico

Shire Pharmaceuticals Portugal, Lda	Portugal

Shire Pharmaceuticals Services Limited	United Kingdom

Shire Polska Sp. z o. o.	Poland
Shire Properties US	United States

Shire Regenerative Medicine LLC	United States

Shire Regulatory Inc	United States

Shire Rus Limited Liability Company	Russian Federation

Shire Services BVBA	Belgium
Shire Singapore Pte. Ltd.	Singapore
Shire Supplies U.S. LLC	United States
Shire Sweden AB	Sweden
Shire Sweden Holdings S.à r.l.	Luxembourg
Shire Switzerland GmbH	Switzerland
Shire UK Investments Limited	United Kingdom
Shire Ukraine LLC	Ukraine
Shire US Holdings LLC	United States
Shire US Inc	United States
Shire US Investment Inc	United States
Shire US Investments	United Kingdom
Shire US Manufacturing Inc	United States
Shire ViroPharma Incorporated	United States
Shire-Movetis NV	Belgium

Solpharm Adriatic d.o.o. Beograd	Serbia

SOLPHARM d.o.o. za trgovinu i usluge	Croatia

Sparkleflame Limited	United Kingdom
Taiwan Shire Limited Company	Taiwan
Tanaud International BV	Netherlands
Tanaud Ireland Inc	Ireland
The Endocrine Centre Limited	United Kingdom
VCO Incorporated	United States
ViroPharma AB	Sweden
Viropharma Biologics Inc	United States
Viropharma Holdings Limited	Bermuda
Viropharma Holdings LLC	United States
Viropharma Limited	United Kingdom
Viropharma Pty Ltd	Australia
Viropharma Puerto Rico Inc	Puerto Rico
VPDE Incorporated	United States
VPINT Incorporated	United States

All subsidiary undertakings of Shire plc are beneficially owned (directly or indirectly) as to 100% and are all consolidated in the consolidated financial statements of Shire plc.